Exhibit 99.1

Sutro Biopharma Reports Full Year 2024 Financial Results and Business Highlights

–Sutro announced a strategic portfolio review resulting in prioritization of wholly-owned next-generation ADC programs; Key management changes announced as part of transition–

– Cash, cash equivalents and marketable securities as of December 31, 2024 of $316.9 million, with cash runway expected into at least Q4 2026, excluding anticipated milestones from existing collaborations –

– Conference call today at 2:00 p.m. PT/ 5:00 p.m. ET –

SOUTH SAN FRANCISCO, Calif., March 13, 2025 – Sutro Biopharma, Inc. (Sutro or the Company) (NASDAQ: STRO), an oncology company pioneering site-specific and novel-format antibody drug conjugates (ADCs), today reported its financial results for the full year 2024 and recent business highlights. The Company also announced the completion of a strategic portfolio review resulting in the prioritization of its next-generation ADC pipeline. A conference call will be held today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss the pipeline reprioritization, team restructuring and next steps.

Full Year 2024 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of December 31, 2024, Sutro had cash, cash equivalents and marketable securities of $316.9 million, as compared to $388.3 million as of September 30, 2024. Cash runway is expected into at least Q4 2026, excluding anticipated milestones from existing collaborations.

Revenue

Revenue was $62.0 million for the year ended December 31, 2024, as compared to $153.7 million for the year ended December 31, 2023, with the 2024 amount related principally to the Astellas collaboration and the Tasly agreement. Future collaboration and license revenue under existing agreements, and from any additional collaboration and license partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones, and other agreement payments.

Operating Expenses

Total operating expenses for the year ended December 31, 2024 were $300.5 million, as compared to $243.0 million for year ended December 31, 2023. The year 2024 includes non-cash expenses for stock-based compensation of $24.7 million and depreciation and amortization of $7.2 million, as compared to $24.9 million and $6.8 million, respectively, in the year 2023. Total operating expenses for the year ended December 31, 2024 were comprised of research and development expenses of $252.0 million and general and administrative expenses of $48.5 million.

Restructuring Expenditures: Cash payments resulting from the strategic portfolio review and related restructuring are estimated to be $40 to $45 million. Cost reductions subsequently realized from the restructuring, combined with refocused clinical development priorities give the Company an expected cash runway into at least the fourth quarter of 2026, excluding anticipated milestones from existing collaborations.

Conference Call Details:

The Company will host a conference call and webcast today at 2:00 p.m. PT/ 5:00 p.m. ET. The webcast information will also be available through the News & Events section of the Investors portion of the Company’s website at www.sutrobio.com. An archived replay will be available for at least 30 days after the event.

Exhibit 99.1

About Sutro Biopharma

Sutro Biopharma, Inc., is relentlessly focused on the discovery and development of precisely designed cancer therapeutics to transform what science can do for patients. Sutro’s fit-for-purpose technology, including cell-free XpressCF®, provides the opportunity for broader patient benefit and an improved patient experience. Sutro is advancing a robust early-stage pipeline of novel exatecan and dual-payload antibody drug conjugates (ADCs), coupled with high-value collaborations and industry partnerships, which validate its continuous product innovation. Sutro is headquartered in South San Francisco. For more information, follow Sutro on social media @Sutrobio, or visit www.sutrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, including enrollment and site activation; timing of announcements of clinical results, trial initiation, and regulatory filings; outcome of discussions with regulatory authorities; potential benefits of the Company’s product candidates and platform; potential business development and partnering transactions; potential market opportunities for the Company’s product candidates; the timing of exiting the manufacturing facility in San Carlos; the timing and receipt of anticipated future milestone payments; the Company’s expected cash runway; and the expected costs and cost reductions associated with the restructuring. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates,, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Emily White

Sutro Biopharma

(650) 823-7681

ewhite@sutrobio.com

Media Contact

Amy Bonanno

Lyra Strategic Advisory

abonanno@lyraadvisory.com

Exhibit 99.1

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	For the year ended December 31
	2024	2023	2022
Revenues	$62,043	$153,731	$67,772
Operating expenses
Research and development	252,043	180,425	137,171
General and administrative	48,453	62,584	59,544
Total operating expenses	300,496	243,009	196,715
Loss from operations	(238,453)	(89,278)	(128,943)
Interest income	18,643	14,510	3,455
Unrealized gain on equity securities	-	9,917	12,130
Non-cash interest expense related to the sale of future royalties	(31,070)	(12,570)	-
Interest and other income (expense), net	25,782	(11,180)	(3,346)
Loss before provision for income taxes	(225,098)	(88,601)	(116,704)
Provision for income taxes	2,363	18,192	2,500
Net loss	$(227,461)	$(106,793)	$(119,204)
Net loss per share, basic and diluted	$(2.96)	$(1.78)	$(2.35)
Weighted-average shares used in computing basic and diluted net loss per share	76,829,198	60,163,542	50,739,185

Sutro Biopharma, Inc.

Selected Balance Sheets Financial Data

(Unaudited)

(In thousands)

	December 31,
	2024(1)	2023(2)
Assets
Cash, cash equivalents and marketable securities	$316,895	$333,681
Investment in equity securities	-	41,937
Accounts receivable	8,616	36,078
Property and equipment, net	18,190	21,940
Operating lease right-of-use assets	17,677	22,815
Other assets	25,829	14,285
Total Assets	$387,207	$470,736
Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other liabilities	$56,324	$64,293
Deferred revenue	82,319	74,045
Operating lease liability	23,154	29,574
Debt	-	4,061
Deferred royalty obligation related to the sale of future royalties	180,809	149,114
Total liabilities	342,606	321,087
Total stockholders’ equity	44,601	149,649
Total Liabilities and Stockholders’ Equity	$387,207	$470,736

(1) The condensed balance sheet as of December 31, 2024 was derived from the unaudited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on March 13, 2025.

(2) The condensed balance sheet as of December 31, 2023 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission on March 25, 2024.